SCHEDULE 14C
                               (Rule 14c-101)
               INFORMATION REQUIRED IN INFORMATION STATEMENT

             Information Statement Pursuant to Section 14(c) of the
                          Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement  [ ] Confidential, for use of the
                                            Commission only
[x]  Definitive Information Statement

                         Rascals International, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     1) Title of each class of securities to which transaction applies:

   .................................................................

     2) Aggregate number of securities to which transaction applies:

   .................................................................

     3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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      4) Date Filed:

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                         RASCALS INTERNATIONAL, INC.
                            501 Bloomfield Avenue
                         Montclair, New Jersey 07042


                            INFORMATION STATEMENT



To the Holders of Common Stock:


     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the Common Stock of Rascals International, Inc., have given their written consent to a resolution adopted by the Board of Directors of Rascals to amend the certificate of incorporation of Rascals so as to (1) change the name of the company to "Headliners Entertainment Group, Inc." and (2) increase the authorized number of common shares to 500,000,000. We anticipate that this Information Statement will be mailed on May 10, 2004 to shareholders of record. On or after June 1, 2004, the amendment to the Certificate of Incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Rascals will not hold a meeting of its shareholders to consider or vote upon the proposed amendment to Rascals' certificate of incorporation.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                 YOU ARE REQUESTED NOT TO SEND US A PROXY.



   May 10, 2004                             EDUARDO RODRIGUEZ, President

         VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on March 29, 2004 (the "Record Date"). On the Record Date, 100,000,000 shares of common stock, par value $0.001, were authorized. Each share of common stock is entitled to one vote. On the Record Date, there were 15,179,366 shares of common stock issued, outstanding and entitled to vote.

     Rascals has issued only one class of equity securities: its common stock. The following table sets forth information regarding the common stock beneficially owned (i) by any person who, to our knowledge, owned beneficially more than 5% of the common stock as of March 29, 2004 (ii) by all members of Rascals' Board of Directors, and (iii) by the directors and officers of Rascals as a group. None of the persons identified below owns any securities issued by Rascals other than the common stock listed below.

                               Amount and
                               Nature of
     Name and Address          Beneficial          Percentage
     of Beneficial Owner(1)    Ownership(2)        of Class
     ----------------------------------------------------------
     Eduardo Rodriguez          3,533,404(3)(4)       23.3%

     Michael Margolies          3,528,963(3)(4)       23.2%

     Gary Marks                    25,750              0.2%

     All Officers and Directors
     As a Group (3 persons)     4,810,905(3)(4)
            31.7%
     ____________________________________

     (1) Except as noted, the address of all shareholders is c/o Rascals International, Inc., 501 Bloomfield Avenue, Montclair, NJ 07042
     (2) All shares are owned of record unless otherwise indicated.
     (3) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 1,000,000 shares subject to the terms of the Restricted Stock Grant Program.
     (4) The shares beneficially owned by Messrs. Rodriguez and Margolies each include 1,638,606 shares owned of record by Rodmar Holdings, LLC and 638,606 shares owned of record by Marod Holdings, LLC. Mr. Rodriguez and Mr. Margolies are the two Managers of Rodmar and of Marod. Mr. Rodriguez' wife owns a 50% interest in Rodmar and a 50% interest in Marod in trust for their minor children. The remaining 50% interest in each LLC is owned by The Margolies Family Trust. The Trustee of the Margolies Family Trust is Mr. Margolies' spouse, and the beneficiaries of the Trust are Mr. Margolies' spouse and children.





                AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                   TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Rascals has unanimously adopted a resolution to change the name of the corporation from "Rascals International, Inc." to "Headliners Entertainment Group, Inc." The holders of shares representing a majority of Rascals outstanding common stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after June 1, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The name change has been approved because the new name better represents the corporation's business plan. Until recently the corporation's business was focused exclusively on the operation of the Rascals Comedy Clubs. The corporation intends to continue that business in the future, but will also be involved in other entertainment ventures.

     Certificates for the corporation's common stock that recite the name "Rascals International, Inc." will continue to represent shares in the corporation after the Effective Date. If, however, a shareholder wishes to acquire a certificate reciting the name "Headliners Entertainment roup, Inc." after the Effective Date, he may do so by surrendering his certificate to Rascals' transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. Rascals' transfer agent is:

                     Interwest Transfer Company, Inc.
                     1981 East 4800 South, Suite 100
                     Salt Lake City, UT 84117
                     Telephone: (801) 272-9294
                     Fax: (801) 277-3147

             AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                 TO INCREASE THE AUTHORIZED COMMON STOCK

     The Board of Directors of Rascals has unanimously adopted a resolution to increase from 100,000,000 to 500,000,000 the number of shares of common stock authorized by the Certificate of Incorporation. The holders of shares representing a majority of Rascals outstanding common stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the shares is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after June 1, 2004, and it will become effective on the date of such filing (the "Effective Date").

     The purpose of the increase is to enable Rascals to enter into arrangements for the sale of its equity that are needed in order to fund the implementation of its business plan. Rascals has not entered into any agreement to issue the additional shares. However it is currently party to an Equity Line of Credit Agreement with Cornell Capital Partners, LP, pursuant to which some of the additional shares may be issued.

     The Equity Line of Credit Agreement provides that during the two years commencing January 8, 2004 Rascals may demand that Cornell Capital Partners purchase shares of common stock from Rascals. The aggregate maximum that Rascals may demand from Cornell Capital Partners is $10,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 98% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Rascals.

     During 2004 Rascals has sold a total of 7,955,121 shares to Cornell Capital Partners pursuant to the terms of the Equity Line of Credit Agreement, and received $650,000 for those shares. In addition, Cornell Capital Partners has made loans to Rascals, the remaining balance of which totals $850,000. The loans will be satisfied at a rate of $50,000 per week by Rascals issuing shares to Cornell Capital Partners under the terms of the Equity Line of Credit Agreement. The number of shares that will be issued in this way will depend on the market price of Rascals' common stock from time to time. At present, by agreement with Cornell Capital Partners, Rascals has reserved 52,044,879 of its authorized common shares to be available for issuance if needed to satisfy the outstanding loans.

     We do not know whether any of the additional shares being authorized will be needed to satisfy Rascals' obligation to Cornell Capital Partners, nor whether Rascals will otherwise sell any of those shares to Cornell Capital Partners pursuant to the Equity Line of Credit Agreement.

     After the Effective Date, the Board of Directors will be authorized to issue the additional 400,000,000 common shares without having to obtain the approval of Rascals' shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Rascals obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Rascals. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Rascals common stock.

     The amendment of the Certificate of Incorporation to increase the authorized common stock is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Rascals. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Rascals. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Rascals unattractive to the party seeking control of Rascals. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

                            No Dissenters Rights

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to the name change or the increase in authorized shares.


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